Exhibit 10.4.1

PLANT LIST
SITE PLAN
FINAL LANDSCAPE MASTER PLAN
BUILDING THREE, RIDC PARK WEST THREE
N. FAYETTE TOWNSHIP, PA
PARK LANE ASSOCIATES
WTW

EXHIBIT B

EXHIBIT C CONTINUED

3000 PARK LANE

DESCRIPTION OF QUALITIES OF BASE BUILDING FINISHES

The following is a summary of building work which is to be used to establish building standard tenant allowances for the 3000 Park Lane Building. All allowance work is based upon the net rentable square footage unless noted otherwise.

1.	Partitions:	a.	Interior and demising partitions are to be provided in the ratio of one lineal foot for each 15 square feet of rentable area.

		b.	Interior partitions included in the aggregate allowance, are to be ceiling high (8' 4") , 5/8" drywall on 2 1/2" metal studs, 25 Ga. spaced at 24" O.C.

c.

Demising partitions, up to 10% of the aggregate allowance, are to be  5/8" Type “X” drywall on 2 1/2" metal studs, 25 Ga., spaced at 24" o.c. with 2 1/2" batt insulation from the floor to the underside of the structure above.

		d.	Partitions must intersect perimeter walls at mullions or columns. Partition terminations at perimeter will be provided in the ratio of 1 per 100 LF of partition work.

		e.	On floors with multiple tenants, the corridor demising partitions will be shared 50% by Tenant and 50% by Landlord.

2.	Door Openings:	a.	Standard interior and corridor door openings are to be provided in the ratio of 1 per 25 LF of partition work, including one entry suite to the lobby or public corridor.

3.	Door & Frames:	a.

Interior doors are to be full-height (8' 2" x 3' 0" x 1 3/4" thick) Solid Core Premachined, Prefinished, Stained and lacquered and Prefit, Bookmatch Riff Red Oak, with a 3' 4" x 8' 4" 16 Ga. Painted Hollow Metal Frame.

b.

Corridor Doors are to be full-height (8' 2" x 3' 0" x 1 3/4") “C” Label Solid Core Premachined, Prefinished, Stained and Lacquered and Prefit Bookmatch Riff Red Oak with a 3' 4" x 8' 4" 16 Ga. Painted Hollow Metal Frame.

4.	Door Hardware:	a.	Each interior door is to be provided with two (2) pair of butt hinges 450TBB-US20A, and Floor Stop 331-ES-US20A.

		b.	Each corridor door is to be provided with two (2) pair butt hinges 450TBB-US20A with building standard lockset 12-8105-LNB-US20A, door closer EB1230-P3 and door stop.

5.	Ceilings:	a.

Ceilings in tenant area shall be Armstrong 2' x 4' x  3/4" Second Look II, Item No. 2767B. Exposed Suspension Grid System shall be Spectra 3700 System as manufactured by Chicago Metallic Corporation, or approved equal.

6.	Floor:	a.	The building’s reinforced concrete floor slab has been designed to provide a 100 PSF live load.

7.	Floor Coverings:		a.	Floor covering is to be provided for all tenant areas at an installed allowance of $15/SY.

		b.	2 1/2" Cove Base will be provided (Roppe or approved equal) at all columns within tenant areas, and at tenant side of base building walls as required, and at partitions up to the aggregate allowance.

8.	Painting:	a.

All drywall surfaces are to be painted as required with two (2) coats of paint from building standard color selection, not more than one (1) color per room and three (3) colors per floor. Doors and trim which are not prefinished are to be painted with two (2) coats of paint.

9.	Window Dressing:		a.	Thin-lined Venetian Blinds are to be provided at windows (1" Riveria by Levelor or approved equal).

be tested and balanced during the first heating and cooling season after occupancy.

11.	Electric:	a.

The electric service capacity at the electric closets is based on an average of 5 watts per square foot over the entire area of the Premises, Subject to the foregoing, installations in excess of 4 watts/SF in any room or areas, and special areas such as computer rooms may require separate electrical services at the tenant’s expense.

b.

One 2' x 4' recessed heat removal three lamp fluorescent troffer with clear prismatic lens will be provided for each 80 square feet of rentable tenant area, and one standard wall switch for each 250SF of rentable floor area.

c.

One standard wall mounted ivory color duplex receptacle with plastic device plates will be provided for each 125 square feet of rentable area. The number of circuits will be based upon 8 duplex receptacles per circuit.

		d.	One empty telephone outlet box with conduit stub to the ceiling plenum will be provided for each 250 SF of rentable area.

12.	Sprinklers:	a.	One white painted semi-recessed type sprinkler head will be provided for each 200 SF of rentable area.

13.	Tenant Identification:	a.

Landlord shall furnish and install a Building Directory for Tenant’s listing in the Ground Floor Lobby. Tenant shall submit its Building Directory listings with its final plans, which listings shall be limited to one (1) per 1,000 square feet of Tenant’s floor space.

		b.	The Landlord shall furnish and install all such initial listings at its sole cost and expense. Any changes or additional listing shall be furnished and installed at Tenant’s cost and expense.

c.	Identification will be provided at the Tenant’s prime entrance door in accordance with the Owner’s graphic design standards.

14.	Building Standards:	a.

All materials and workmanship shall be Building Standard unless otherwise specified, and the maximum obligation of Landlord shall be for the work required to be performed by Landlord in this Workletter, which shall be performed in a good and workmanlike manner. In the event that after the date of execution of this Lease any building codes or standards change and thereby impose additional or more extensive requirements in completing the Building or related improvement, then the cost of complying with such requirements shall be amortized over the useful lives thereof, and Tenant shall pay Tenant’s share of such cost applicable to that portion (or all, as the case may be) of the useful lives falling within the Term of the Lease.

EXHIBIT D

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made as of the                      day of                      1990, by and among                                          a national banking association, having an office at                                                                                                                                         (the “Lender”),                                                                                                                                                             having an office

at                                                                                                                                         (the “Landlord”) and                      a                                                              , having an office at                                                               ( the “Tenant”).

WITNESSETH:

WHEREAS, Lender has made or intends to make a loan or loans (the “Loan”) to or for the benefit of Landlord secured, inter alia, by a mortgage and security agreement granted by Landlord to Lender (such mortgage and security agreement, and all amendments, renewals, modifications, replacements, increases, supplements, consolidations and extensions thereof being hereinafter collectively referred to as the “Mortgage”) upon certain real property described in Exhibit A hereto (the “Property”); and

WHEREAS, Landlord and Tenant have entered into that certain lease agreement dated as of                      (the “Lease”) with respect to certain premises (the “Premises”) which are part of the Property; and

WHEREAS, pursuant to the Mortgage and documents related thereto, Landlord has assigned or is to assign, inter alia, all of its right, title and interest in the Lease and the rents payable thereunder to Lender as security for the performance of its obligations made in connection with the Loan;

NOW, THEREFORE, intending to be legally bound hereby, in consideration of the mutual promises and covenants of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1.        The Lease is and shall at all times hereafter be subject and subordinate in all respects to the Mortgage, and, unless the holders thereof shall otherwise elect, to all future mortgages, deeds of trust and security instruments of the type referred to in paragraph 13 hereof. Such subordination shall be effective as though the Lease shall have been executed after the execution of the Mortgage and such other mortgages, deeds of trust and security instruments, and the due and proper recordation thereof, in all appropriate offices and indexes.

2.        If Landlord shall default in any of Landlord’s obligations under the Lease, then, notwithstanding any provision in the Lease to the contrary, Tenant shall take no action as a result of such default, and shall continue to perform all terms of the Lease as though such default shall not have occurred, until written notice thereof shall be delivered to Landlord and Lender and until the applicable grace period provided to Landlord and Lender in this paragraph 2 shall have expired. Landlord and Lender shall have the right to cure such default within sixty (60) days after receipt by Landlord and Lender of such notice, or within such longer period provided to Landlord under the Lease, provided that if such default is not capable of being cured within such period, Landlord and Lender shall have such additional period of time as may be required within which to cure such default so long as Landlord or Lender diligently proceeds with efforts to cure such default. Lender shall have the right, but not the obligation, to remedy or cure such default.

3.        So long as Tenant is not in default in the payment of rent, additional rent or other sums or charges now or hereafter payable under the Lease (collectively, the “Rent”), or in the performance of any of the terms, covenants or conditions of the Lease, Tenant, subject to the other provisions of this Agreement, shall not, by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure, or the exercise of any remedy provided in the Mortgage, be disturbed in Tenant’s occupancy of the Premises during the term of the Lease or any extension thereof set forth in the Lease.

4.        If Lender, prior to its acquisition of Landlord’s title to the Property, shall at any time exercise a right to receive the Rents, Lender shall not thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions or agreements of Landlord under the Lease. Landlord and Tenant agree with Lender that Tenant shall pay the Rent directly to Lender upon Tenant’s receipt of written notice from Lender of the exercise of such rights, and Landlord hereby authorizes and directs Tenant to make all such payments to Lender.

5.        Tenant shall attorn to and recognize as Tenant’s landlord any purchaser at a foreclosure or judicial sale relating to the Mortgage or debt secured thereby, or any transferee by deed or assignment in lieu thereof (a “Successor Landlord”). Without further evidence of such attornment and recognition, Tenant shall be bound by and comply with all the terms, provisions, covenants and obligations contained in the Lease on its part to be performed. Notwithstanding anything to the contrary contained in this Agreement or any other instrument (including, without limitation, the Lease), no Successor Landlord or its successors or assigns shall have any obligation whatsoever to complete any improvements or any work or restoration otherwise to be performed under the Lease or to reimburse or otherwise credit Tenant or any other party for any costs thereof, provided that if a Successor Landlord or its successor or assign shall elect not to complete the same or to reimburse or credit Tenant as aforesaid, then Tenant shall have the right to terminate the Lease as its sole remedy against the Successor Landlord and its successors and assigns.

6.        Landlord and Tenant shall not amend, modify, supplement, or terminate the Lease or extend the terms thereof except as provided in the Lease, and Landlord shall not waive any rights thereunder or grant any approval or consent not required by the Lease to be granted, without the written consent of Lender. Any such attempted or purported amendment, modification, supplement, termination, waiver, consent or approval without such consent shall be void and of no effect unless Lender may otherwise expressly elect in writing.

7.       Notwithstanding any provision of the Lease to the contrary, no notice by Tenant to Landlord under the Lease shall be deemed effectively given to Landlord unless and until Tenant shall also have given the same such notice (including all documents accompanying or required to accompany the same) to Lender in accordance with paragraph 12 below.

8.       In addition to and not in lieu of all the provisions of this Agreement, neither Lender nor any Successor Landlord nor any of their respective successors or assigns shall in any way or to any extent:

(a)	be liable for any act or omission of any prior landlord (including Landlord) or any subsequent landlord in contravention of any provision of the Lease, whether or not the same be continuing; or

(b)	be subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including Landlord) or any subsequent landlord; or

(c)	be bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

(d)

be in any way responsible for any deposit or security which was or shall have been delivered to any prior landlord (including Landlord) but which was not or shall not have been subsequently delivered to Lender or such other person or entity, as the case may be.

In any such event, Tenant shall nonetheless continue to observe and perform all terms, covenants and provisions of the Lease on its part to be performed.

9.        In the event of a default under the Lease by any Successor Landlord or by any of its successors or assigns, Tenant shall have no recourse to any assets of such Successor Landlord or of its successors or assigns, other than its interest in the Property. In the event that Lender shall become a “mortgagee in possession” or shall otherwise take control of the Property, whether through a receiver or otherwise, Lender shall not be deemed to have assumed any obligations under the Lease, and Tenant shall look only to Landlord for the performance thereof.

10.        Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

(a)        Exhibit B is a full, true and complete copy of the Lease;

(b)        The Lease is in full force and effect and has not been modified or amended, and no option, if any, to extend the term of the Lease or to expand or contract the area of the Premises has been exercised;

(c)        Tenant has not assigned its interest in the Lease or sublet any of the Premises;

(d)        Tenant has accepted possession of the Premises and acknowledges that all alterations and improvements to be made on the part of Landlord have been completed to Tenant’s satisfaction, and all other inducements provided by Landlord to Tenant with respect to the Lease have been fulfilled, except as expressly indicated by the terms of the Lease;

(e)        To the best of Tenant’s knowledge and belief, Landlord is not in default under any of Landlord’s obligations under the Lease;

(f)        Tenant has no right of offset or defense against any Rent under the Lease;

(g)        The Lease was duly authorized by Tenant and constitutes the valid and binding obligation of Tenant enforceable in accordance with its provisions;

(h)        Tenant has not prepaid any Rent under the Lease.

11.        Tenant agrees to execute such other documents as Lender may deem reasonably necessary to subordinate the Lease to the lien of the Mortgage and to confirm the other matters contained herein. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender’s written consent.

12.        Unless the terms of this Agreement shall require actual delivery all notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, and addressed to the party at the address set forth above or at such other place as such party or successor or assign may from time to time designate in a notice to the other parties. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent.

13.        This Agreement shall be binding upon and inure to the parties and their respective heirs, successors and assigns. Landlord and Tenant acknowledge and agree that, at the election of any subsequent mortgagee, beneficiary of a deed of trust or holder of other security instrument with respect to the Property or any part thereof the proceeds of whose loan are used in whole or in part to refinance the Loan, this Agreement shall also inure to the benefit of such mortgagee, beneficiary or holder. In such event, all references herein to Lender shall also refer to such mortgagee, beneficiary or holder, and all references to the Mortgage shall also refer to such mortgage, deed of trust or security instrument. Landlord and Tenant agree to execute such documents as any such mortgagee, beneficiary or holder may reasonably request to confirm the provisions of this Agreement.

14.        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

15.        This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

16.        This Agreement may be executed in counterparts. If any provision of this Agreement shall be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STANDARD FORM OFFICE LEASE

EXHIBIT E

RULES AND REGULATIONS

1.        The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

2.        No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3.        The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

4.        Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause Landlord to incur any unnecessary labor costs by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

5.        Landlord will furnish Tenant with two (2) keys to the Premises, free of charge. No additional locking devices shall be installed without the prior consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises that shall have been furnished to Tenant.

6.        An elevator shall be available for use by Tenant for the movement of equipment or other items in or out of the Building, subject to such reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.

7.        Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

8.        Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing doors.

9.        The directory of the Building will be provided for the display of the name and location of tenants. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made therefor.

10.        No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.

11.        Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

12.        Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

13.        The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant’s misuse thereof shall be paid for by Tenant.

14.        Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service of accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s lease.

15.        Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

16.        Tenant shall not use in any space, or in the common areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

17.        Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Building as may be designated from time-to-time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in North Fayette Township without being in violation of any law or ordinance governing such disposal.

18.        All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as Landlord shall designate. In its use of the loading areas on the first floor, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.

19.        Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent same.

20.        Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of the mechanical or electrical systems of the Building.

21.        Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time-to-time, and Tenant shall not refer to the Building by any name other than: (i) the names as selected by Landlord (as same may be changed from time-to-time), or (ii) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

22.        The requirements of Tenant will be attended to only upon application by telephone or writing or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

23.        Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

24.        Whenever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall have the meaning given to it in Section 31.1 of the Lease. Whenever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall have the meaning given to it in Section 31.1 of the Lease.

25.        These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

26.        Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time-to-time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

PARK LANE OFFICE PARK, BUILDING 3000	EXHIBIT F
SUPPLEMENTAL AGREEMENT
RECITING DATE OF COMMENCEMENT OF TERM

THIS AGREEMENT is made and entered into this   3rd   day of  May  , 1991 by and between PARK LANE ASSOCIATES, L.P. a Pennsylvania Limited Partnership, and

W I T N E S S E T H

The parties hereto, intending to be legally bound hereby, agree as follows:

1)	This agreement is made pursuant to term of the Lease between the parties dated

2)

It is hereby stipulated and agreed that the term of said Lease commenced on         January 14, 1991         pursuant to the provisions of the above mentioned paragraph of said Lease and will end on         January 13, 1997        , unless sooner terminated as provided in said Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in                      counterparts the day and year first above written.

Witness:	PARK LANE ASSOCIATES L.P.
A Pennsylvania Limited Partnership

	By:	Parklane Properties, Inc.
General Partner

By:
Coleman J. Benedict
Vice President

Attest:		International Rehabilitation Associates, Inc.

By:
Kathryn A. Leisner
Assistant Corporate Secretary

Exhibit G

Construction Critical Path

Document on file contains no information.